                                                             OMB APPROVAL
                                                      --------------------------
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                                                      Expires:   August 31, 2004
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                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            Callon Petroleum Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 2, 2003


To the Shareholders of
  Callon Petroleum Company (the "Company"):

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of the Company will be held in Natchez, Mississippi, on Friday, May 2, 2003, at 9:00 a.m., in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120, for the following purposes:

         1. To elect two Class III directors to hold office until the 2006 Annual Meeting of Shareholders; and

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on March 21, 2003 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof.

         Shareholders are cordially invited to attend the Annual Meeting in person. Those individuals who will not attend and who wish for their shares to be voted are requested to sign, date and mail promptly the enclosed proxy card for which a postage-prepaid return envelope is provided.

                                             By Order of the Board of Directors

                                             /S/ Robert A. Mayfield

                                             Robert A. Mayfield
                                             Corporate Secretary

Natchez, Mississippi
April 14, 2003



         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                              ---------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                                 (601) 442-1601

                                -----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               FRIDAY, MAY 2, 2003

                                -----------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (the "Company"), from holders ("Shareholders") of the common stock, $.01 par value per share ("Common Stock"), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 2, 2003, at 9:00 a.m., in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120, and at any adjournment or adjournments thereof (such meeting or adjournment thereof is referred to herein as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice").

         A proxy in the form accompanying this Proxy Statement (each a "Proxy"), when properly executed and returned, will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the Notice. Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation or a duly executed Proxy bearing a later date, or by voting in person at the Annual Meeting.

         This Proxy Statement and the accompanying Notice and form of Proxy are being mailed to Shareholders on or about April 14, 2003. The Annual Report for the Company's fiscal year ended December 31, 2002 is also being mailed to Shareholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the material for the solicitation of Proxies.

         Proxies will be solicited primarily by mail, but employees of the Company may also solicit Proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send proxy materials to the beneficial owners of the Common Stock of the Company. All costs incurred in the solicitation of Proxies will be borne by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Unless otherwise indicated, Proxies in the form enclosed that are properly executed, duly returned, and not revoked will be voted in favor of (1) the election of the two Class III director nominees to the Board of Directors named herein, and (2) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

         The Board of Directors is not presently aware of other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote in accordance with what they consider to be in the best interests of the Company and its Shareholders.

                               VOTING REQUIREMENTS

         The Board of Directors has fixed the close of business on March 21, 2003 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all Shareholders entitled to vote at the Annual Meeting will be open for examination by any Shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any Shareholder who is present. On the Record Date, the Company's outstanding voting securities consisted of 13,919,457 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held of record on the Record Date for each proposal to be presented at the Annual Meeting.

                            QUORUM AND OTHER MATTERS

         The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions count towards the establishment of a quorum. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by Proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the Shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the appointment of the Company's independent auditors. Abstaining shares will be considered present at the Annual Meeting for this matter so that the effect of abstentions will be the equivalent of a "no" vote. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, certain information with respect to the ownership of shares of Common Stock and the Company's $2.125 Convertible Exchangeable Preferred Stock ("Preferred Stock") as to (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each nominee for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of Common Stock and Preferred Stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission ("Commission") as of the Record Date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals. Holders of Preferred Stock are not entitled to vote at the Annual Meeting.


                                                                COMMON STOCK
                                                     ----------------------------------
                     NAME AND ADDRESS OF                 BENEFICIAL
                       BENEFICIAL OWNER                  OWNERSHIP           PERCENT
                                                            (A)
---------------------------------------------------  -----------------    -------------
Directors:
     John S. Callon ...............................      234,384(b)           1.67%
     Fred L. Callon ...............................      795,339(c)           5.58%
         200 North Canal Street
         Natchez, Mississippi 39120
     Dennis W. Christian ..........................      363,095(d)           2.56%
     Leif Dons ....................................       40,250(e)             *
     Robert A. Stanger ............................       92,856(f)             *
     John C. Wallace ..............................    1,986,138(g)          14.19%
         72 Chelsea Gate Apartments
         93 Ebury Bridge Road
         London, SW1W 8RB, United Kingdom
     B. F. Weatherly ..............................       94,288(h)             *
     Richard O. Wilson ............................      133,328(i)             *
Named Executive Officers:
     John S. Weatherly ............................      332,268(j)           2.34%
     Stephen F. Woodcock ..........................      131,558(k)             *
     Kathy G. Tilley ..............................      243,869(l)           1.73%
Directors and Executive Officers:
     as a Group (16 persons) ......................    4,865,253(m)          30.63%
Certain Beneficial Owners:
     Ganger Rolf ASA ..............................    1,839,386(n)          13.21%
         Fred. Olsensgate 2
         0152 Oslo, Norway
     Bonheur ASA ..................................    1,839,386(n)          13.21%
         Fred. Olsensgate 2
         0152 Oslo, Norway
     State Street Research & Management Company ...      894,400(o)           6.43%
         One Financial Center, Thirtieth Floor
         Boston, Massachusetts 02111-2690
     Dimensional Fund Advisors Inc. ...............      946,700(p)           6.80%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, CA 90401

----------------
* Less than 1%

(a) Unless otherwise indicated, each of the persons listed in the following table may be deemed to have sole voting and dispositive power with respect to such shares.

(b) Of the 234,384 shares beneficially owned by John S. Callon, 104,437 are owned directly by him; 10,000 shares are owned in joint tenancy with his wife; 4,947 shares are owned within the Company's Employee Savings and Protection Plan; 90,000 shares are subject to options under the Company's 1994 Stock Incentive Plan ("1994 Plan") exercisable within 60 days; and 25,000 shares are subject to options under the Company's 1996 Stock Incentive Plan ("1996 Plan") exercisable within 60 days. Shares indicated as owned by John S. Callon do not include 43,501 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(c) Of the 795,339 shares beneficially owned by Fred L. Callon, 277,487 shares are owned directly by him; 184,378 shares are held by him as custodian for certain minor Callon family members; 8,474 shares are owned within the Company's Employee Savings and Protection Plan; 80,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 245,000 shares are subject to options under the 1996 Plan exercisable within 60 days. Shares indicated as owned by Fred L. Callon do not include 24,939 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(d) Of the 363,095 shares beneficially owned by Dennis W. Christian, 70,338 are owned directly by him; 7,757 shares are owned within the Company's Employee Savings and Protection Plan; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 225,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(e) Of the 40,250 shares beneficially owned by Leif Dons, 5,250 are owned directly by him; 5,000 shares are subject to options under the 1994 Plan exercisable within 60 days and 30,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(f) Of the 92,856 shares beneficially owned by Robert A. Stanger, 12,856 are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 55,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(g) Of the 1,986,138 shares beneficially owned by John C. Wallace, 49,781 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 55,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 16,971 shares are owned by Fred. Olsen, Ltd.; and 1,839,386 shares are owned by Ganger Rolf ASA ("Ganger Rolf") and Bonheur ASA ("Bonheur"). See note (n).

(h) Of the 94,288 shares beneficially owned by B. F. Weatherly, 14,288 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 55,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(i) Of the 133,328 shares beneficially owned by Richard O. Wilson, 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 55,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 49,464 shares are held in a family limited partnership; and 3,864 shares are issuable upon conversion of 1,700 shares of Preferred Stock held in the family limited partnership.

(j) Of the 332,268 shares beneficially owned by John S. Weatherly, 65,947 are owned directly by him; 218 shares are held as custodian for his minor children; 7,103 shares are owned within the Company's Employee Savings and Protection Plan; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 199,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(k) Of the 131,558 shares beneficially owned by Stephen F. Woodcock, 22,611 are owned directly by him; 4,947 shares are owned within the Company's Employee Savings and Protection Plan; and 104,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(l) Of the 243,869 shares beneficially owned by Kathy G. Tilley, 50,353 are owned directly by her; 5,516 shares are owned within the Company's Employee Savings and Protection Plan; 30,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 158,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(m) Includes 500,000 shares subject to options under the 1994 Plan exercisable within 60 days; 1,460,500 shares subject to options under the 1996 Plan exercisable within 60 days; and 3,864 shares issuable upon conversion of 1,700 shares of Preferred Stock.

(n) As disclosed on a Schedule 13D/A, filed with the Commission on March 6, 2002, by Ganger Rolf, Bonheur, AS Quatro ("Quatro"), and Invento AS ("Invento"). On August 28, 2000, Ganger Rolf and Bonheur jointly purchased from Fred. Olsen Energy ASA ("F.O. Energy") an aggregate of 1,839,386 shares of Common Stock. Ganger Rolf and Bonheur are currently registered as the joint record owner of, and both possess shared voting and dispositive power with respect to, all of the

         1,839,386 shares of Common Stock formerly owned by F.O. Energy. F.O. Energy no longer owns any Common Stock. Quatro is the owner of 21.3% of the outstanding capital stock of Bonheur, and Invento is the owner of 20.8% of the outstanding capital stock of Bonheur. Quatro and Invento disclaim beneficial ownership of the shares of Common Stock owned by Ganger Rolf and Bonheur. John C. Wallace, one of our directors, is a director of Ganger Rolf and Bonheur, as well as other companies associated with Ganger Rolf and Bonheur, and as a result, may be deemed to share the power to vote and dispose of, and, therefore, be a beneficial owner of, the shares of Common Stock owned by Ganger Rolf and Bonheur. The principal business address and principal executive offices of Quatro and Invento are located at Fred. Olsensgate 2, 0152 Oslo, Norway.

(o) Information is based upon a Schedule 13G provided to the Company dated February 14, 2003, by State Street Research & Management Company ("State Street"). In this Schedule 13G, State Street represents that it has sole voting power with respect to 859,400 shares of Common Stock and sole dispositive power with respect to 894,400 shares of Common Stock.

(p) Information is based upon a Schedule 13G/A, filed with the Commission on February 13, 2003, by Dimensional Fund Advisors Inc.
         ("Dimensional"). In this Schedule 13G, Dimensional represents that it has sole voting power and sole dispositive power with respect to 946,700 shares of Common Stock.



                                   PROPOSAL I

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with three directors), Class II (currently with three directors) and Class III (currently with two directors). One class of directors is elected at each annual meeting of Shareholders to serve for a three-year term.

         The terms of the two Class III directors, Messrs. Fred L. Callon and Dennis W. Christian, will expire on the date of the Annual Meeting. Messrs. Fred
L. Callon and Dennis W. Christian (the "Nominees") have been nominated to serve as Class III directors until the 2006 Annual Meeting and until their respective successors have been duly elected and qualified. Each of the Nominees was nominated by the Board of Directors.

         It is intended that all shares of Common Stock represented by the Proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Annual Meeting, the person or persons exercising the Proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Shareholders' Proposals for 2004 Annual Meeting."

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information with respect to the Nominees, all current directors whose terms will continue after the Annual Meeting, and the present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

                                                       COMPANY
                                                      POSITION
                NAME                     AGE            SINCE                   PRESENT COMPANY POSITION
------------------------------------- ----------  ------------------  ----------------------------------------------
CLASS I DIRECTORS:
(Term Expires in 2004)
Robert A. Stanger..................      63             1995          Director
John C. Wallace....................      64             1994          Director
Richard O. Wilson..................      73             1995          Director

CLASS II DIRECTORS:
(Term Expires in 2005)
John S. Callon.....................      83             1994          Director; Chairman of the Board
Leif Dons..........................      53             1999          Director
B. F. Weatherly....................      58             1994          Director

CLASS III DIRECTORS:
(Term Expires in 2003)
Fred L. Callon.....................      53             1994          Director; President; Chief Executive
                                                                          Officer; Nominee
Dennis W. Christian................      56             1994          Director; Senior Vice President; Chief
                                                                          Operating Officer; Nominee

OTHER EXECUTIVE OFFICERS:
James O. Bassi.....................      48             1997          Vice President; Controller
Robert A. Mayfield.................      52             2000          Corporate Secretary
Thomas E. Schwager.................      52             1997          Vice President
H. Clark Smith ....................      50             2001          Corporate Information Officer
Rodger W. Smith....................      53             1999          Treasurer
Kathy G. Tilley....................      57             1996          Vice President
John S. Weatherly..................      51             1994          Senior Vice President; Chief Financial
                                                                          Officer
Stephen F. Woodcock................      51             1997          Vice President

         The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

         James O. Bassi is Vice President and Controller of the Company and Callon Petroleum Operating Company ("Callon Petroleum Operating"). Prior to being appointed Vice President in November 1997, he had been Controller since June 1997. Prior to being appointed to his position as Controller, he had been Manager of the Accounting Department for the Company and Callon Petroleum Operating. Mr. Bassi has been employed by the Company and its predecessors for a total of twelve years. Prior to his employment by the Company, he was employed by Arthur Andersen LLP. He received his B.S. degree in accounting in 1976 from Mississippi State University. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

         Fred L. Callon has been President and Chief Executive Officer of the Company and Callon Petroleum Operating since January 1997. Prior to January 1997, he was President and Chief Operating Officer of the Company, positions he had held with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. Mr. Callon graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is the nephew of John S. Callon.

         John S. Callon is Chairman of the Board of Directors of the Company and Callon Petroleum Operating. Effective January 2, 1997, John S. Callon resigned from his position as Chief Executive Officer of the Company, a position he had held since 1980. Mr. Callon founded the Company's predecessors in

1950, and has held an executive office with the Company or its predecessors since that time. He has served as a director of the Mid-Continent Oil and Gas Association and as the President of the Association's Mississippi-Alabama Division. He has also served as Vice President for Mississippi of the Independent Petroleum Association of America. He is a member of the American Petroleum Institute. Mr. Callon is the uncle of Fred L. Callon.

         Dennis W. Christian has been Senior Vice President and Chief Operating Officer of the Company and Callon Petroleum Operating since January 1997. Prior to January 1997, he was Senior Vice President of Operations and Acquisitions and had held that or similar positions with the Company or its predecessors since 1981. Prior to joining Callon Petroleum Operating, he was resident manager in Stavanger, Norway, for Texas Eastern Transmission Corporation. His previous experience includes five years with Chevron U.S.A. Inc. Mr. Christian received his B.S. degree in petroleum engineering in 1969 from Louisiana Polytechnic Institute.

         Leif Dons has since 1997 been Senior Vice President, Business Development of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry. From 1992 until 1997, Mr. Dons was employed by Kvaerner ASA in various positions, including the fields of international operations and the commercialization of new technology, and as resident country manager responsible for Israel and Palestine. From 1983 until 1991, he served as the Managing Director of Norwegian Oil Consortium A/S & Co., an oil company with producing properties in Norway. He negotiated the sale of that company in 1991. From 1973 until 1983, Mr. Dons held various positions as an analyst, staff engineer and economist at the Pulp and Paper Research Institute, Norway and Saga Petroleum ASA. Mr. Dons received a Master of Science degree in engineering from the Norwegian Institute of Technology in 1973.

         Robert A. Mayfield is the Corporate Secretary and also oversees Tax Services for the Company and Callon Petroleum Operating. He was appointed Corporate Secretary in February 2000. Prior to his appointment as Corporate Secretary, he had served as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981. Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager. Mr. Mayfield received his B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the American Society of Corporate Secretaries.

         Thomas E. Schwager has been Vice President of Engineering and Operations for the Company and Callon Petroleum Operating since November 1997. Mr. Schwager has held various engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a registered professional engineer and a member of the Society of Petroleum Engineers.

         H. Clark Smith is Corporate Information Officer for the Company and Callon Petroleum Operating. Prior to being appointed to that position in March 2001, he had served as Manager - Information Technology since January 1990 and in other computer related positions with the Company and its predecessors since 1983. At Mississippi State University, he majored in Industrial Technology. During his tenure with the Company, he has received extensive technical and management training from the University of Southern Mississippi, International Business Machines, Microsoft, Novell, and Arthur Andersen & Company. He has also served as Manager - Information Services with Jefferson Davis Regional Medical Center and as a principal of the consulting firm, Mississippi Computing Consultants.

         Rodger W. Smith is the Treasurer for the Company and Callon Petroleum Operating. Prior to being appointed to that position in April 1999, he had served as Manager of Budget and Analysis since 1994. Prior to 1994, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by the Company and its predecessors since 1983. Prior to his employment with the Company, he was employed by International Paper Company as a plant controller. He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.

         Robert A. Stanger since 1978 has been the Chief Executive Officer and Chairman of Robert A. Stanger & Company, Inc., a Shrewsbury, New Jersey-based firm engaged in publishing financial material and providing investment banking services to the real estate and oil and gas industries. He is a director of Citizens Utilities, Stamford, Connecticut, a provider of telecommunications, electric, natural gas, and water services. Previously, Mr. Stanger was Vice President of Merrill Lynch & Co. He received his B.A. degree in economics from Princeton University in 1961. Mr. Stanger is a member of the National Association of Securities Dealers and the New York Society of Security Analysts.

         Kathy G. Tilley is Vice President of Business Development for the Company and Callon Petroleum Operating, a position she has held since April 1996. Ms. Tilley was employed by Callon Petroleum Operating in December 1989 as Manager of Acquisitions and prior thereto, had held that or similar positions as a consultant to the Company since 1981. Ms. Tilley received her B.A. degree in economics from Louisiana State University in 1967.

         John C. Wallace is a Chartered Accountant having qualified with PricewaterhouseCoopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For over twenty years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation that he joined in 1968 and which specializes in the business of shipping, renewable energy and property development. Mr. Wallace is a director of Fred. Olsen Energy ASA, a publicly-held Norwegian company engaged in the offshore energy service industry; and Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies.

         B. F. Weatherly has been a principal of CapSource Financial, Houston, Texas, an investment-banking firm, since 1989. He is also a general partner of CapSource Fund, L.P., Jackson, Mississippi, an investment fund, and has held that position since 1997. Mr. Weatherly received a Master of Accountancy degree from the University of Mississippi in 1967. Mr. Weatherly has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Brown & Root, Inc. and Weatherford International, Inc. B. F. Weatherly and John S. Weatherly are brothers.

         John S. Weatherly is Senior Vice President and Chief Financial Officer for the Company and Callon Petroleum Operating. Prior to April 1999, Mr. Weatherly also held the position of Treasurer. Prior to April 1996, he was Vice President, Chief Financial Officer and Treasurer of the Company and had held these positions since 1983. Prior to joining Callon Petroleum Operating in 1980, he had been employed by Arthur Andersen LLP since 1974. Mr. Weatherly received his B.B.A. degree in accounting in 1973 and his M.B.A. degree in 1974 from the University of Mississippi. Mr. Weatherly is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. John S. Weatherly and B. F. Weatherly are brothers.

         Richard O. Wilson is an Offshore Consultant. In his 47 years of working in offshore drilling and construction, he spent two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom and Mexico. Mr. Wilson was a director and Senior Group Vice President of Brown & Root, Inc. and Senior Vice President of Halliburton, Inc. For 18 years he was associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd. Since the sale of OGC International PLC to Halliburton, Inc. in 1997, Mr. Wilson has been a consultant to Brown & Root, Inc. He holds a B.S. degree in civil engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers, is a member of the Institute of Petroleum, London, England, and a Director of the Museum of Printing History in Houston, Texas. In 2000 Mr. Wilson was elected an Industry Pioneer by the Offshore Energy Center, Houston, Texas.

         Stephen F. Woodcock is Vice President of Exploration for the Company and Callon Petroleum Operating. Prior to being appointed to this position in November 1997, Mr. Woodcock had served as Manager of Geology and Geophysics since his initial employment by the Company and Callon Petroleum Operating in 1995. Prior thereto, he was Manager of Geophysics for CNG Producing Company and Division Geophysicist for Amoco Production Company. Mr. Woodcock received a master's degree in geophysics from Oregon State University in 1975.

         All officers and directors (including the Nominees) of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada, and Mr. Dons, who is a citizen of Norway.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted, with copies of all Section 16(a) forms they file with the Commission.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the fiscal year ended December 31, 2002, all of the Company's officers, directors and greater than ten percent shareholders had complied with all Section 16(a) filing requirements.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Each non-employee director receives an annual fee of $10,000 for service on the Board of Directors and is reimbursed for out-of-pocket expenses incurred to attend the Board meetings. In addition, effective January 1, 2002, each non-employee director will receive $2,000 for each meeting of the Board attended in person and $1,000 for his participation in each telephonic Board meeting. On the date he or she is initially elected or appointed to the Board, each non-employee director receives an annual automatic grant of an option to purchase 5,000 shares of Common Stock for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Thereafter, for each subsequent year in which the non-employee director is still serving as a director, he or she will automatically be granted an option to purchase an additional 5,000 shares on the same terms.

         On August 23, 1996, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $12.00 per share, the fair market value of the Common Stock on such date. One-fourth of each option vested at each succeeding annual meeting of directors following each annual Shareholders' meeting, beginning with the 1997 Annual Meeting. On July 25, 2000, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $10.50 per share, the fair market value of the Common Stock on such date. One-fourth of each option vested on August 23, 2000 and the remaining options vested at each succeeding annual meeting of directors following each annual Shareholders' meeting, beginning with the 2001 Annual Meeting. On August 27, 2002, the Compensation Committee authorized the grant of a total of 70,500 shares of restricted stock to the non-employee directors. The restricted stock grant provided that the shares would vest with respect to one-third of the shares on November 15, 2002, November 15, 2003 and November 15, 2004. The closing price of the Company's Common Stock on the New York Stock Exchange was $3.72 per share on August 27, 2002.

         During 2002, the Board of Directors of the Company met formally eight times and executed eleven Unanimous Written Consents. Every director attended all of the Board meetings held during 2002.

         In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The functions customarily performed by a Nominating Committee are performed by the entire Board of Directors. Committee members are not remunerated in addition to their annual Board retainer.

         AUDIT COMMITTEE. The Audit Committee monitors the Company's internal accounting controls, reviews quarterly and annual financial information and reviews the services and fees of the independent auditors. The Board of Directors adopted an Audit Committee Charter in 2000. Members are Messrs. Robert
A. Stanger, Chairman, Richard O. Wilson, and John C. Wallace. All of the members of the Audit Committee meet the New York Stock Exchange's independence requirements. The Audit Committee held two meetings and executed one Unanimous Written Consent during 2002. All members of the Audit Committee attended both the meetings.

         COMPENSATION COMMITTEE. The Compensation Committee establishes and approves the terms of employment of senior executive officers and reviews and approves management's recommendations concerning compensation of the other executive officers and certain other employees. Members are Messrs. B. F. Weatherly, Chairman, Robert A. Stanger, John C. Wallace and Richard O. Wilson. The Compensation Committee held four meetings during 2002, and all members of the Compensation Committee attended all meetings.

TRANSACTIONS WITH RELATED PERSONS

         REGISTRATION RIGHTS. Members of the Callon family (including John S. Callon and Fred L. Callon) are party to a Registration Rights Agreement dated September 16, 1994 (the "Registration Rights Agreement"), pursuant to which they are entitled to require the Company to register Common Stock owned by them with the Commission for sale to the public in a firm commitment public offering and generally to include shares owned by them in registration statements filed by the Company. Ganger Rolf and Bonheur, as assignees of F.O. Energy, are parties to a similar registration rights agreement.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors assists the Board in overseeing the Company's accounting, auditing and financial reporting practices. The Company's management has primary responsibility for preparing the Company's financial statements and implementing its internal accounting controls. The Audit Committee overseas these activities in order to ensure their quality and integrity. The Audit Committee has reviewed the audited financial statements in the Company's Annual Report for the year ended December 31, 2002 with management. The Audit Committee's discussions with management included a review of the quality, not just the acceptability, of the accounting principles used to prepare, the reasonableness of significant judgments with respect to, and the clarity of disclosures in the Company's financial statements.

         On June 19, 2002, the Audit Committee recommended that the Board of Directors remove Arthur Andersen LLP as the Company's independent auditors and appoint Ernst & Young LLP as the independent auditors for examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2002. On that date, the Board of Directors executed a Unanimous Written Consent to adopt the recommendation.

         The Audit Committee reviewed the quality of the accounting principles used in preparing the Company's financial statements with Ernst & Young LLP, the independent auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee also discussed with Ernst & Young LLP such other matters as are required to be discussed with its independent auditors under generally accepted auditing standards, including Statement on Auditing Standards No. 61 and other professional standards.

         FEES PAID TO AUDIT FIRM. Fees paid for professional services rendered in 2002 by Ernst & Young LLP for the annual audit and quarterly reviews were $128,000 plus expenses of $6,250. Audit fees for professional services related to year-end December 31, 2002 by Arthur Andersen LLP, the auditor prior to the appointment of Ernst & Young LLP, were $40,500. Audit-related fees include accounting consultation services, various attest services under professional standards, assistance with registration statements, comfort letters and consents. There were no financial information systems design and implementation fees for either audit firm during 2002. During 2002 there were no other fees paid to Ernst & Young LLP for audit-related fees or other fees. Other fees paid for professional services rendered in 2002 by Arthur Andersen LLP, primarily related to tax services, were $6,000.

         After reviewing the non-audit services provided by Ernst & Young LLP and engaging in discussions with Ernst & Young LLP regarding their independence, the Audit Committee determined that the non-audit services provided to the Company by Ernst & Young LLP were not inconsistent with Ernst & Young LLP's status as independent auditors. The Audit Committee has received the written disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1.

         Based on its reviews of the Company's audited financial statements and the discussions with management and Ernst & Young LLP discussed above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Commission.

                                            Robert A. Stanger, Chairman
                                            Richard O. Wilson
                                            John C. Wallace

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company ("Named Executive Officers") for the years ended December 31, 2002, 2001 and 2000.


                                                                               LONG-TERM
                                                                              COMPENSATION
                                        ANNUAL COMPENSATION                      AWARDS
                             ------------------------------------------ --------------------------

                                                                 OTHER      RESTRICTED     SECURITIES
                                                                ANNUAL         STOCK       UNDERLYING      ALL OTHER
                                       SALARY       BONUS     COMPENSATION   AWARD(S)       OPTIONS       COMPENSATION
                              YEAR      ($)        ($)(a)       ($)(b)        ($)(c)         (#)(d)         ($)(e)
                             ------  -----------  ----------  ------------  ------------  -------------  --------------
Fred L. Callon............     2002     278,639      79,750             0       242,475         31,375      27,235
     President and Chief       2001     271,843           0             0             0              0      31,117
     Executive Officer         2000     262,650     211,000             0             0        110,000      30,189

Dennis W. Christian.......     2002     256,268      74,250             0       217,300         28,850      26,985
     Sr. Vice President        2001     250,096           0             0             0              0      29,181
     and Chief Operating       2000     241,638     195,000             0             0         65,000      28,328
     Officer

John S. Weatherly.........     2002     222,911      64,250             0       197,425         25,000      25,146
     Sr. Vice President        2001     217,474           0             0             0              0      25,944
     and Chief Financial       2000     210,120     169,000             0             0         58,000      25,201
     Officer

Kathy G. Tilley...........     2002     189,475      45,000             0       148,400         22,500      20,668
     Vice President            2001     184,854           0             0             0              0      20,216
                               2000     178,602     135,000             0             0         48,000      19,528

Stephen F. Woodcock........    2002     174,250      42,000             0        84,800         21,750      19,100
     Vice President            2001     168,985           0             0             0              0      18,479
                               2000     151,497     100,000             0             0         44,000      16,562

--------------
(a) The 2002 bonus amounts were declared in February 2003 and were earned by service performed during 2002. There were no bonuses declared in February 2002 for service performed in 2001. The 2000 bonus amounts were declared in February 2001 and earned by service during 2000. Generally, bonus compensation is not payable unless the executive remains employed by the Company through the date bonus compensation is declared, which is generally in February or March of the following year. These amounts also include amounts that were deferred at the election of the Named Executive Officers.

(b) None of the Named Executive Officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such officer.

(c) On February 14, 2002, the following shares of restricted stock were awarded under the 1996 Plan: Fred L. Callon, 45,750 shares; Dennis W. Christian, 41,000 shares; John S. Weatherly, 37,250 shares; Kathy G. Tilley, 28,000 shares; and Stephen F. Woodcock, 16,000 shares. On February 14, 2002 the closing price of the Company's Common Stock on the New York Stock Exchange was $5.30 per share. Pursuant to the terms of the restricted stock awards, the shares shall vest with respect to one-third of the shares on November 15, 2002, with respect to an additional one-third of the shares on November 15, 2003, and with respect to the remaining one-third of the shares on November 15, 2004. On November 14, 2002, the award was amended to provide that the vesting date with respect to the shares not vested on that date would be deferred for successive three-month periods unless the grantee provides written notice to the Company of his or her desire to allow vesting. As of November 15, 2002, no such written communication had been received from any of the Named Executive Officers and therefore, one-third of the award was deferred until February 15, 2003. As of December 31, 2002, Mr. Callon held 45,750 shares of unvested restricted stock with an aggregate market value of $153,623, Mr. Christian held 41,000 shares of unvested restricted stock with an aggregate market value of $137,350, Mr. Weatherly held 37,250 shares of unvested restricted stock with an aggregate market value of $124,788, Ms. Tilley held 28,000 shares of unvested restricted stock with an aggregate market value of $93,800, and Mr. Woodcock held 16,000 shares of unvested restricted stock with an aggregate market value of $53,600. The value of the unvested restricted stock held by the Named

         Executive Officers as of December 31, 2002 is based on the closing price of the Company's Common Stock on the NYSE on such date, which was $3.35 per share. Any dividends paid by the Company will be payable on outstanding shares of restricted stock.

(d) On July 12, 2002 and August 23, 2002, options granted to Fred L. Callon were 18,750 shares and 12,625 shares, respectively; Dennis W. Christian, 17,250 shares and 11,600 shares, respectively; John S. Weatherly, 15,000 shares and 10,000 shares, respectively; Kathy G. Tilley, 13,500 shares and 9,000 shares, respectively; and Stephen F. Woodcock, 13,250 shares and 8,500 shares, respectively. Options exercise prices were $4.50 and $3.70 per share, respectively.

(e) Amounts reflect the Company's contribution in 2002, 2001, and 2000 of $23,303, $27,185 and $26,265 to Fred L. Callon's 401(k) savings plan and payment of $3,932, $3,932 and $3,924 term life insurance premiums; $22,813, $25,009 and $24,164 to Mr. Christian's 401(k) savings plan and payment of $4,172, $4,172 and $4,164 term life insurance premiums; $20,949, $21,747 and $21,012 to Mr. Weatherly's 401(k) savings plan and payment of $4,197, $4,197 and $4,189 term life insurance premiums; $18,847, $18,484 and $17,860 to Ms. Tilley's 401(k) savings plan and payment of $1,821, $1,732 and $1,668 term life insurance premiums; and $17,425, $16,898 and $15,150 to Mr. Woodcock's 401(k) savings plan and payments of $1,675, $1,581 and $1,412 term life insurance premiums.


EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         SEVERANCE COMPENSATION AGREEMENTS. Effective January 1, 2002, the Company entered into Severance Compensation Agreements (the "Agreements") with Fred L. Callon, Dennis W. Christian and John S. Weatherly providing for certain benefits to each of them in the event that a "change of control" occurs during the three-year period after the execution of such Agreements. Each Agreement is for a three-year term and is automatically extended for successive one-year periods unless either the Company or the executive notifies the other party prior to such renewal that it has elected to terminate the Agreement; provided that the term of each Agreement shall be until the later of two years following the date of a change of control and the satisfaction of all obligations of the Company under the Agreement. The Agreements terminate upon each executive's death, disability termination for cause or voluntary resignation other than for "good reason."

         Pursuant to the Agreements, if either Messrs. Callon, Christian or Weatherly's employment with the Company is terminated without cause by the Company or for good reason by the executive within two years following a change of control by the Company, the executive is entitled to a single lump-sum cash payment in an amount equal to three times the sum of (a) the annual base salary of such executive in effect prior to such termination, and (b) the higher of the average bonus earned by the executive during the three preceding years or the target bonus that the executive is eligible to receive during the year of termination. If Messrs. Callon, Christian or Weatherly's employment is terminated as a result of their death or disability, the Company is only required to make such payments if the termination occurred within six months of a change of control. "Good reason" is generally defined in the Agreements as a change in the executive's compensation, benefits, position, responsibilities, or location.

         The Agreements also provide that, upon a change of control, all stock options, restricted stock, stock appreciation rights and other similar rights held by Messrs. Callon, Christian or Weatherly shall automatically become fully exercisable notwithstanding any vesting or exercisability provisions.

         If any payment to one of Messrs. Callon, Christian or Weatherly would be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, a "gross-up" payment will be made to place such executive in the same net after-tax position as would have been the case if no excise tax had been payable.

         CONSULTING AGREEMENT. The Company entered into a consulting agreement with John S. Callon, effective as of January 2, 1997, the day he retired as Chief Executive Officer of the Company. The agreement was amended on February 18, 1999. Pursuant to the agreement, John S. Callon provided consulting services to the Company on matters pertaining to corporate or financial strategy, investor relations and public/private financing opportunities. The agreement remained in effect from the effective date until December 31, 2001, subject to renewal for succeeding five-year periods unless earlier terminated. As compensation for his services under the agreement, John S. Callon was paid a fee of not less than $190,000 per year increased annually based upon the change in the Consumer Price Index, as adjusted for inflation. In addition, he will remain eligible to participate in the Company's major medical and disability coverage, and will be entitled to participate in all other employee benefit plans (other than a cash bonus program) provided to full-time executives of the Company. As an inducement for entering into the agreement, John S. Callon was granted 25,000 restricted shares of Common Stock, 20% of which were to vest on each of the first five anniversaries following the effective date of the agreement. On February

18, 1999, the Board of Directors approved the Compensation Committee's recommendation that all unvested restricted shares be vested as of such date.

          On January 1, 2002, the Company and Mr. Callon agreed to terminate the consulting agreement upon the successful financing or refinancing of $45 million of the Company's indebtedness. In July 2002, these conditions were met and a $1.5 million, adjusted for inflation, termination payment was paid. The Company remains obligated to continue to provide medical and disability coverage to Mr. Callon and his spouse.

         CHANGE IN CONTROL. Pursuant to the Callon Petroleum Company 1994 Stock Incentive Plan (the "1994 Plan"), the Callon Petroleum Company 1996 Stock Incentive Plan (the "1996 Plan"), and the Callon Petroleum Company 2002 Stock Incentive Plan (the "2002 Plan"), in the case of a merger or consolidation where the Company is not the surviving entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets while unvested options remain outstanding, the Compensation Committee or other plan administrator may, in its discretion and without Shareholder approval, declare some or all options exercisable in full before or simultaneously with such merger, consolidation or sale of assets without regard for prescribed waiting periods. Alternatively, the Compensation Committee or other plan administrator may cancel all outstanding options provided option holders are given notice and a period of 30 days prior to the merger, consolidation or sale to exercise the options in full.

STOCK-BASED INCENTIVE COMPENSATION PLANS

         The Company currently maintains three Common Stock-based incentive plans for its directors and employees: the 1994 Plan, the 1996 Plan, and the 2002 Plan. The Company in the past has used and will continue to use stock options, restricted stock, and performance share grants to attract and retain key directors and employees in the belief that stock ownership and stock related compensation devices encourage a continuity of interest between directors, employees and Shareholders. The Compensation Committee of the Board of Directors administers all three of the Stock Incentive Plans. Members of the Compensation Committee currently are Messrs. B. F. Weatherly, as chairman; Stanger; Wallace; and Wilson.

         1994 PLAN. The 1994 Plan was adopted on June 30, 1994 and approved by the Company's sole shareholder on that date. Pursuant to the 1994 Plan, 600,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. No awards have been made under the 1994 Plan since 1999. As of March 21, 2003, there were 370 shares of Common Stock available for grant under the 1994 Plan.

         1996 PLAN. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan and granted awards thereunder to various employees. The 1996 Plan was approved by the Shareholders of the Company June 19, 1997. Pursuant to the 1996 Plan, 900,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of Common Stock reserved for issuance by 300,000 shares to 1,200,000 shares. On May 9, 2000, the Shareholders of the Company approved an increase in the available number of shares of Common Stock reserved for issuance under the 1996 Plan by 1,000,000 shares to 2,200,000 shares. During 2000, the Compensation Committee approved option grants for 788,000 shares to certain directors, officers and employees. Automatic option grants to non-employee directors during 2001 were 30,000 shares. During 2002, the Compensation Committee approved option grants for 139,000 shares to certain directors, officers and employees and option grants totaling 120,000 shares were cancelled. Also in 2002, the Compensations Committee approved grants of 168,000 shares of restricted stock to certain officers and employees. As of March 21, 2003, there were 31,979 shares of Common Stock available for grant under the 1996 Plan.

         2002 PLAN. On February 14, 2002, the Board of Directors of the Company approved and adopted the 2002 Plan. Pursuant to the 2002 Plan, 350,000 shares of Common Stock shall be reserved for issuance upon the exercise of options or for grants of stock options, stock appreciation rights or units, restricted stock, or performance shares or units. This Plan qualifies as a "broadly based" plan under the provisions of the New York Stock Exchanges' rules and regulations and therefore did not require Shareholder approval. Because the 2002 Plan is a broadly based plan, the aggregate number of shares underlying awards granted to officers and directors cannot exceed 50% of the total number of shares underlying the awards granted to all employees during any three-year period. During 2002, the Compensation Committee authorized option grants for 171,000 shares and awarded 132,000 shares of restricted stock to certain directors, officers and employees. Also during 2002, option grants totaling 2,250 shares were cancelled, 2,000 shares of restricted stock were forfeited and 5,700 shares of restricted stock were sold to satisfy federal and state income tax liabilities. As of March 21, 2003, there were 69,598 shares of Common Stock available for grant under the 2002 Plan

         BONUS PLAN. In 1996, the Board of Directors authorized the establishment of a cash bonus program (the "Bonus Plan") to be administered by the Compensation Committee in accordance with formulas or procedures determined by the Compensation Committee on an annual basis. Each year, the Compensation Committee establishes target level bonuses as a percentage of base salary for executive officers and certain other employees. The Compensation Committee also establishes financial and operating goals to be achieved by the Company during the year and assigns a relative weighting percent to each goal. Cash bonus awards for the year are then based upon the extent to which such goals were achieved during the year. See "--Report on Executive Compensation."

         1997 EMPLOYEE STOCK PURCHASE PLAN. In 1997, the Board of Directors authorized the implementation of the Callon Petroleum Company 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), which was approved by the Company's Shareholders on June 19, 1997. The Plan provides eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan. An aggregate of 250,000 shares of Common Stock have been reserved for issuance over the ten-year term of the 1997 Purchase Plan. The purchase price per share at which Common Stock can be purchased by the participant on each purchase date within an offering period is equal to eighty-five percent of the fair market value per share of Common Stock.

OPTION GRANTS IN THE LAST FISCAL YEAR

         The following table sets forth certain information concerning the number and terms of options to purchase Common Stock granted during 2002 to the Named Executive Officers. The options described below were granted on July 12, 2002 and August 23, 2002. The exercise price is $4.50 and $3.70 per share, respectively, and is equal to the fair market value of the Common Stock at the close of business on the day prior to grant date. The closing price of the Common Stock on the New York Stock Exchange on March 21, 2003 was $3.95 per share. Thirty-three and one-third percent of each grant will become vested and exercisable on each anniversary following the grant date.


                        INDIVIDUAL OPTION GRANTS IN 2002

                                                                                                       POTENTIAL
                                               PERCENT                                              REALIZABLE VALUE
                               NUMBER OF       OF TOTAL                                            AT ASSUMED ANNUAL
                              SECURITIES       OPTIONS                                               RATES OF STOCK
                               UNDERLYING     GRANTED TO                                           PRICE APPRECIATION
                                OPTIONS       EMPLOYEES      EXERCISE                                FOR OPTION TERM
                                GRANTED       IN FISCAL        PRICE
           NAME                   (#)            YEAR        ($/SHARE)      EXPIRATION DATE          5% ($)     10%($)
-----------------------------  -----------  --------------  -----------  ---------------------    ----------  ----------
Fred L. Callon................     18,750            6.05%      4.50          July 12, 2012          53,063     134,472
                                   12,625            4.07%      3.70         August 23, 2012         29,377      74,448

Dennis W. Christian...........     17,250            5.56%      4.50          July 12, 2012          48,818     123,714
                                   11,600            3.74%      3.70         August 23, 2012         26,992      68,403

John S. Weatherly.............     15,000            4.84%      4.50         July 12, 2012           42,450     107,578
                                   10,000            3.23%      3.70        August 23, 2012          23,269      58,968

Kathy G. Tilley...............     13,500            4.35%      4.50         July 12, 2012           38,205      96,820
                                    9,000            2.90%      3.70        August 23, 2012          20,942      53,072

Stephen F. Woodcock...........     13,250            4.27%      4.50         July 12, 2012           37,498      95,027
                                    8,500            2.74%      3.70        August 23, 2012          19,779      50,123


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock by the Named Executive Officers at December 31, 2002. No stock options were exercised by such persons in 2002.

                 AGGREGATED OPTION EXERCISES IN 2002 AND OPTION
                           VALUES AT DECEMBER 31, 2002

                                                                       UNEXERCISED OPTIONS AT DECEMBER 31, 2002
                                                                   ------------------------------------------------
                                                                        NUMBER OF                   VALUE OF
                                                                        UNDERLYING                IN-THE-MONEY
                                                        VALUE           SECURITIES                  OPTIONS
                                  SHARES ACQUIRED     REALIZED         EXERCISABLE/               EXERCISABLE/
            NAME                  ON EXERCISE (#)        ($)         UNEXERCISABLE (a)        UNEXERCISABLE ($)(b)
------------------------------  --------------------  -----------  ----------------------  ------------------------
Fred L. Callon................           0                0            325,000 /  31,375               0 / 0
Dennis W. Christian...........           0                0            285,000 /  28,850               0 / 0
John S. Weatherly.............           0                0            259,000 /  25,000               0 / 0
Kathy G. Tilley...............           0                0            188,000 /  22,500               0 / 0
Stephen F. Woodcock...........           0                0            104,000 /  21,750               0 / 0

-----------
(a) Represents awards granted under the 1994 Plan, the 1996 Plan, and the 2002 Plan.
(b) On December 31, 2002, the closing price of the Common Stock on the New York Stock Exchange was $3.35 per share.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than the 1994 Plan, the 1996 Plan, and the 2002 Plan, the Company does not have a long-term incentive plan for its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are Messrs. B. F. Weatherly, Robert A. Stanger, John C. Wallace, and Richard O. Wilson, none of whom are or have been officers or employees of the Company or had a relationship requiring disclosure under this caption.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed of four non-employee directors who make recommendations to the Board with respect to the annual base and bonus compensation of the executive officers of the Company. The Compensation Committee also administers the Company's employee benefit plans.

         COMPENSATION POLICY. The Company's goal with respect to its executive compensation policy is to attract and retain executives who have the ability to lead Callon in achieving its business objectives in a highly competitive industry. To this end, the Company's compensation policy is comprised of three elements: (1) base compensation, (2) bonus compensation, and (3) stock-based compensation. Historically, the Company has provided for conservative base salaries with more aggressive incentive compensation in order to emphasize pay for performance. In addition, the Compensation Committee awards stock-based compensation to encourage greater executive focus on shareholder value.

         The Company does not have any employment agreements with its executive officers at this time. However, the Compensation Committee believes that, in order to retain highly qualified executives, it must provide these persons with some security against organizational and personnel changes in the event of a change of control of the Company. In order to provide this security, in early 2002, the Company entered into the Severance Compensation Agreements described under "--Employment Agreements, Termination of Employment and Change of Control Arrangements--Severance Compensation Agreements." The Compensation Committee believes that these agreements are necessary to provide fair treatment to key executives in the event of a change of control. In the future, the Compensation Committee may determine that employment or other agreements with its executive officers, in addition to the Severance Compensation Agreements, are necessary in order to retain key employees and achieve the Company's long-term growth objectives.

         Currently, the Compensation Committee does not intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, the Compensation Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

         BASE COMPENSATION. The Compensation Committee reviews each executive officer's salary annually. The Compensation Committee has applied the same principals to establish base compensation since the Company was formed in 1994, taking into account both competitive realities and subjective factors. The base compensation decision has no specific relationship to Company performance. As its primary consideration, the Compensation Committee evaluates compensation set for comparable positions by the Company's competitors, targeting the median of such compensation. To determine base salaries paid by such peer group companies, the Compensation Committee analyzes published industry survey data and proxy and annual report information among energy companies of similar size, complexity and activity. From time to time, the Company also engages independent compensation consulting firms. With input from management of the Company, the Compensation Committee also takes into account certain subjective factors such as individual performance and contribution to the Company's success, seniority, experience level, internal equities within the Company and general economic and industry conditions. No specific weight, however, is assigned to these factors if they are considered.

         After reviewing the salary levels of the Company's peers, the Company decided to increase the base salaries of the Company's executive officers for 2002 by 2.5%, representing a "cost of living" adjustment. In addition to evaluating salary increases in the industry, the Compensation Committee also took into account a subjective valuation of each individual officer's contributions to the Company's performance in 2001, potential contributions during 2002, and general inflationary considerations. This cost of living increase was intended to match similar increases by the Company's competitors and reflects the Compensation Committee's commitment to maintaining competitive salary levels.

         BONUS COMPENSATION. In 1996, the Board of Directors established the Bonus Plan in order to tie compensation to certain fiscal targets affecting short and long-term share price performance. Since that time, bonus compensation has been awarded under the Bonus Plan as administered by the Compensation Committee. As prescribed by the Bonus Plan, the Compensation Committee adheres to a formal decision process for determining annual bonus compensation. At the core of this process are pre-set financial and operating goals established by the Compensation Committee as determinants of share price over time. For 2002, the goals set were the successful financing or refinancing of $45 million of the Company's indebtedness and the implementation of an acceptable business plan for 2002 and 2003.

         Historically, the Compensation Committee has assigned a relative weighting percent to each individual goal, evaluated the percentage by which each individual goal was achieved, and derived a percentage of the total goal achieved by adding together the percentage, based on relative weight, of each individual goal achieved. The Compensation Committee also establishes target level bonuses as a percentage of base salary for officers and other employees. In the past, the amount of the target level bonus that was granted was based on the percentage of the total goal achieved. The target level bonuses for 2002 were established at less than historical levels. However, unlike the financial targets used as goals in prior years, the specific nature of the goals set for 2002 prevented an evaluation of the percentage of such goals achieved. Therefore, the target level bonuses were awarded on an all or nothing basis for 2002. Since the goals set by the Compensation Committee were reached by Callon in 2002, the target level bonuses were awarded.

         STOCK-BASED COMPENSATION. The Company relies heavily upon stock options to compensate executive officers. The Compensation Committee generally subjects option grants to a vesting schedule and establishes the exercise price as the fair market value (based on trading on the New York Stock Exchange) of the Common Stock on the date of grant. The Compensation Committee believes that these terms align the interests of the Company's executives with those of its Shareholders.

         To determine the timing and amount of stock-based awards, the Compensation Committee considers the factors set forth under "Base Compensation" above as well as the employee's ability to influence the Company's future performance. The Compensation Committee also takes into account the number of outstanding and unvested options held by an executive officer as well as the size of previous option awards to such executive officer. As a result of the contributions of the executive officers of the Company to the successful financing of the Company's indebtedness and the implementation of an acceptable business plan for 2002 and 2003, the Company awarded to executive officers and certain employees a total of 300,000 shares of restricted stock and granted options to acquire a total of 265,000 shares during 2002.

         In the past, the Compensation Committee has issued performance shares to executive officers. There are no performance shares currently outstanding; however, the Compensation Committee will continue to monitor the Company's stock-based compensation program to determine if performance shares should be granted in the future.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Callon's base salary was increased by the Compensation Committee to $278,639 for 2002 as compared to $271,843 for 2001 in order to keep Mr. Callon's salary level competitive with the chief executive officer position at peer group companies as well as taking into account the subjective factors described above under "Base Compensation." See "Executive Compensation." In particular, the Compensation Committee considered Mr. Callon's leadership role in overseeing the Company's successful financing of the Company's indebtedness and the implementation of an acceptable business plan for 2002 and 2003.



                                 B. F. Weatherly, Chairman
                                 Robert A. Stanger
                                 John C. Wallace
                                 Richard O. Wilson

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change for the five years ended December 31, 2002, in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return for the (i) Media General Financial Services Industry and Market Index of SIC Group 121 (the "MG Group Index") consisting of independent oil and gas companies and (ii) the NYSE Market Index.

                 COMPARISON OF 5-YEAR CUMMULATIVE TOTAL RETURN
                 AMONG CALLON PETROLEUM COMPANY, MG GROUP INDEX
                         AND THE NYSE MARKET INDEX (1)

                                  [LINE GRAPH]


                                      ------------ ------------ ------------ ------------ ------------ -------------
                                       12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001   12/31/2002
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
CALLON PETROLEUM COMPANY (2)            $  100       $   71       $   91       $  103       $   42       $   21
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
MG GROUP INDEX (2)                      $  100       $   65       $   91       $  132       $  108       $  113
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------
NYSE MARKET INDEX (2)                   $  100       $  119       $  130       $  133       $  122       $   99
------------------------------------- ------------ ------------ ------------ ------------ ------------ -------------

(1) The comparison of total return on an investment for each of the periods assumes that $100 was invested on December 31, 1997 in the Company, the MG Group Index and the NYSE Market Index, and that all dividends were reinvested.
(2) The Company's Common Stock was traded on the Nasdaq NMS from September 19, 1994 until April 21, 1998. On April 22, 1998, the Company's Common Stock began trading on the New York Stock Exchange.

                                   PROPOSAL II


                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT AUDITORS

         On June 28, 2002, Arthur Andersen LLP was dismissed as independent auditors for the Company effective upon the date Ernst & Young LLP was appointed as the new independent auditors for the Company to replace Arthur Andersen LLP for the year ending December 31, 2002. The decision to dismiss Arthur Andersen LLP and to appoint Ernst & Young LLP was recommended by the Audit Committee of the Company's Board of Directors at its meeting in June 2002, and was approved by the Company's Board of Directors subject to the negotiation of a satisfactory engagement letter with Ernst & Young LLP by the CFO of the Company. Such successful negotiation of the engagement letter with Ernst & Young LLP was completed on June 28, 2002.

         Arthur Andersen LLP's report on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and the period from January 1, 2002 through June 28, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         As required under the Commission regulations, the Company provided Arthur Andersen LLP with a copy of this disclosure and requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Commission stating whether it agrees with the statement by the Company in this disclosure and, if not, stating the respects in which it does not agree. Arthur Andersen LLP's letter is included as Exhibit 16.1 to the Company's Current Report on Form 8-K dated June 28, 2002 that has been filed with the Commission.

RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, independent auditors, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2003. At the Annual Meeting, the Board of Directors will present a proposal to the Shareholders to approve and ratify the engagement of Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

         Management recommends that the Shareholders approve and ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003. Unless otherwise indicated, all properly executed Proxies received by management will be voted for such ratification at the Annual Meeting. An adverse vote will be considered as a direction to the Audit Committee of the Board of Directors to select other auditors in the following year.


                             SHAREHOLDERS' PROPOSALS
                             FOR 2004 ANNUAL MEETING

         Shareholders who desire to present proposals at the 2004 Annual Meeting of Shareholders and to have proposals included in the Company's proxy materials must submit their proposals to the Company at its principal executive offices not later than December 16, 2003. If the date of the 2004 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2003 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2004 Annual Meeting of Shareholders.

         The persons named in the Company's form of proxy for the 2004 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by March 1, 2004, unless the Company changes the date of its 2004 Annual

Meeting of Shareholders by more than 30 days from the date of the 2003 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2004 Annual Meeting of Shareholders.

         If the date of the 2004 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2003 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform Shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

         In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that Shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.


                              FINANCIAL STATEMENTS

         Financial statements of the Company for its most recent fiscal year are contained in the 2002 Annual Report and the Company's Report on Form 10-K. COPIES OF THE COMPANY'S ANNUAL REPORT AND THE COMPANY'S REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, CALLON PETROLEUM COMPANY, 200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120.


                                 OTHER BUSINESS

         The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the Proxy will vote the Proxy in accordance with what they consider to be in the best interests of the Company and its Shareholders.

                                 By order of the Board of Directors

                                 /s/ Fred L. Callon

                                 Fred L. Callon
                                 President and Chief Executive Officer
Natchez, Mississippi
April 14, 2003

                            CALLON PETROLEUM COMPANY
               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 2, 2003

         The undersigned hereby constitutes and appoints John S. Callon and Fred
L. Callon and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Callon Petroleum Company, held of record by the undersigned on March 21, 2003, at the Annual Meeting of Shareholders to be held in the St. Louis Room of the Natchez Convention Center, 211 Main Street, Natchez, Mississippi 39120 on May 2, 2003, and at any adjournments thereof, on all matters coming before said meeting.

         IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                (Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                            CALLON PETROLEUM COMPANY

                                  MAY 2, 2003




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



              * PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED. *

    20230000000000000000 0                             050203

------------------------------------------------------------------------------------------------------------------------------------

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE [X]

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             FOR   AGAINST  ABSTAIN
1. Election of Directors:                             2. To ratify the appointment of Ernst & Young LLP as   [ ]     [ ]       [ ]
                                                         independent auditors.
                         NOMINEES:
[ ] FOR ALL NOMINEES     [ ] Fred L. Callon           3. In their discretion, the Proxies are authorized to vote upon such
                         [ ] Dennis W. Christian         Other business as may properly come before the meeting or
[ ] WITHHOLD AUTHORITY                                   any adjournments thereof.
    FOR ALL NOMINEES
                                                         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN
[ ] FOR ALL EXCEPT                                       THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
    (SEE INSTRUCTIONS BELOW)                             THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
                                                         DIRECTORS AND "FOR" PROPOSAL 2.

                                                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                         PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE
                                                         ENCLOSED.
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
             INDIVIDUAL NOMINEE(S), MARK "FOR ALL
             EXCEPT" AND FILL IN THE CIRCLE NEXT
             TO EACH NOMINEE YOU WISH TO WITHHOLD,
             AS SHOWN HERE: [X]
--------------------------------------------------





--------------------------------------------------
To change the address on your account,
please check the box at right and indicate
your new address in the address space above.   [ ]
Please note that changes to the registered
name(s) on the account may not be submitted
via this method.
--------------------------------------------------

Signature of Shareholder                          Date:           Signature of Shareholder                          Date:
                        -------------------------      ----------                         -------------------------      ----------

   NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN
         SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A
         CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DUTY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A
         PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.